Exhibit 99.1

> News Release

Newell Rubbermaid Reports First Quarter 2010 Results

Net Sales Growth of 8.5%

Normalized EPS of $0.25, Gross Margin Expansion of 100 Basis Points

Raises Full Year Outlook

ATLANTA, April 30, 2010 – Newell Rubbermaid (NYSE: NWL) today announced first quarter 2010 financial results, including net sales growth of 8.5 percent and normalized earnings per share of $0.25, a significant improvement over prior year quarter results. The company also reported 100 basis points in gross margin expansion and over $40 million in improved operating cash flow compared to the prior year quarter.

“We are pleased to report a return to net sales growth across all our geographic regions, a significant inflection point from the sales trends of the last four quarters,” said Mark Ketchum, Newell Rubbermaid’s President and Chief Executive Officer. “Our solid first quarter results demonstrate the strength of our business model, as we delivered impressive improvement in gross margin from product mix and productivity, and leveraged increased revenue to achieve significant EPS growth as well. We continue to invest strategically in our brands and in innovative new products to support ongoing sales growth. Looking forward, we are encouraged by early signs of improvement in the global economy and increased confidence on the part of our retail and industrial customers.”

Net sales increased 8.5 percent to $1.3 billion in the first quarter, compared to $1.2 billion in the prior year. Core sales improved 7.2 percent. The company estimates that 2 to 3 percent of the core sales increase reflects increased consumer demand while the remainder is attributable to selective customer inventory restocking and a timing shift in customer buying patterns from the second quarter to the first quarter in advance of an April SAP implementation at the Rubbermaid Consumer and Rubbermaid Commercial Products business units. Foreign currency translation contributed 2.5 percent to the company’s net sales improvement, while the year over year impact of last year’s product line exits reduced net sales by 1.2 percent.

Gross margin for the quarter was 36.1 percent, up 100 basis points from last year as productivity gains and improved product mix more than offset the impact of inflation during the quarter.

Excluding Project Acceleration restructuring costs of $16.0 million in 2010 and $30.5 million in 2009, operating income was $146.1 million, or 11.2 percent of sales, in the first quarter compared to $111.3 million, or 9.2 percent of sales, in the prior year.

Normalized earnings were $0.25 per diluted share, compared to prior year results of $0.20 per diluted share. For the first quarter 2010, normalized diluted earnings per share exclude $0.04 for Project Acceleration restructuring costs, net of tax, and $0.02 of dilution related to the conversion feature of the convertible notes issued in March 2009 and the impact of associated hedge transactions. For the first quarter 2009, normalized earnings per share exclude $0.08 for Project

3 Glenlake Parkway | Atlanta, GA 30328 | Phone +1 (770) 418-7000 | www.newellrubbermaid.com | NYSE: NWL

> News Release

Acceleration restructuring costs, net of tax. (A reconciliation of the “as reported” results to “normalized” results is included below.)

Net income, as reported, was $58.4 million, or $0.19 per diluted share. This compares to $33.7 million, or $0.12 per diluted share, in the first quarter 2009.

The company generated operating cash flow of $29.4 million during the first quarter, driven by increased earnings and working capital management. This compares to a use of $11.2 million in the prior year. Capital expenditures were $31.5 million in the first quarter, compared to $32.4 million last year.

A reconciliation of the first quarter 2010 and last year’s results is as follows:

	Q1 2010	Q1 2009

Diluted earnings per share (as reported)	$0.19	$0.12

Project Acceleration restructuring costs, net of tax	$0.04	$0.08

Convertible notes dilution	$0.02	$0.00

“Normalized” EPS	$0.25	$0.20

2010 Full Year Outlook

The company raised its guidance for 2010 net sales growth to a range of low to mid single digits versus earlier expectations of low single digit growth. Core sales are projected to increase in the low to mid single digits, offset by a one to two percent decline from the impact of 2009 product exits and a slightly negative impact from foreign currency. Gross margin is anticipated to improve 75 to 100 basis points.

The company increased its expectations for 2010 normalized earnings to $1.38 to $1.48 per diluted share, compared with previous expectations of $1.35 to $1.45 per diluted share.

Operating cash flow is projected to exceed $500 million for the full year, including approximately $70 to $100 million in restructuring cash payments. The company expects capital expenditures of approximately $160 to $170 million.

3 Glenlake Parkway | Atlanta, GA 30328 | Phone +1 (770) 418-7000 | www.newellrubbermaid.com | NYSE: NWL

> News Release

A reconciliation of the 2010 earnings outlook is as follows:

FY 2010

Diluted earnings per share	$1.18 to $1.28

Project Acceleration restructuring costs, net of tax	$0.15 to $0.25

Convertible notes dilution	(A	)

“Normalized” EPS	$1.38 to $1.48

(A)	No provision is made in the 2010 outlook for potential dilution from the conversion feature of the convertible notes issued in March 2009 and associated hedge transactions, as the amount of full year 2010 dilution is dependent on the average stock price in each quarter of 2010. The conversion feature of the convertible notes and associated hedge transactions resulted in dilution of $0.02 per diluted share in the first quarter of 2010 and $0.06 per diluted share for the full year 2009.

Conference Call

The company’s first quarter 2010 earnings conference call is scheduled for today, April 30, 2010, at 10:00 am ET. To listen to the webcast, use the link provided under Events & Presentations in the Investor Relations section of Newell Rubbermaid’s Web site at www.newellrubbermaid.com. The webcast will be available for replay for two weeks. A brief supporting slide presentation will be available prior to the call under Quarterly Earnings in the Investor Relations section on the company’s Web site.

Non-GAAP Financial Measures

This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included in this release is a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

About Newell Rubbermaid

Newell Rubbermaid Inc., an S&P 500 company, is a global marketer of consumer and commercial products with 2009 sales of approximately $5.6 billion and a strong portfolio of brands, including Rubbermaid®, Sharpie®, Graco®, Calphalon®, Irwin®, Lenox®, Levolor®, Paper Mate®, Dymo®, Waterman®, Parker®, Goody®, Technical ConceptsTM and Aprica®.

This press release and additional information about Newell Rubbermaid are available on the company’s Web site, www.newellrubbermaid.com.

3 Glenlake Parkway | Atlanta, GA 30328 | Phone +1 (770) 418-7000 | www.newellrubbermaid.com | NYSE: NWL

> News Release

Contacts:

Nancy O’Donnell Vice President, Investor Relations +1 (770) 418-7723	David Doolittle Vice President, Corporate Communications +1 (770) 418-7519

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical in nature constitute forward-looking statements. These forward-looking statements relate to information or assumptions about the effects of sales, income/(loss), earnings per share, operating income or gross margin improvements or declines, Project Acceleration, capital and other expenditures, cash flow, dividends, restructuring costs, costs and cost savings, inflation or deflation, particularly with respect to commodities such as oil and resin, debt ratings, and management’s plans, projections and objectives for future operations and performance. These statements are accompanied by words such as “anticipate,” “expect,” “project,” “will,” “believe,” “estimate” and similar expressions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, our dependence on the strength of retail, commercial and industrial sectors of the economy in light of the global economic slowdown; currency fluctuations; competition with other manufacturers and distributors of consumer products; major retailers’ strong bargaining power; changes in the prices of raw materials and sourced products and our ability to obtain raw materials and sourced products in a timely manner from suppliers; our ability to develop innovative new products and to develop, maintain and strengthen our end-user brands; our ability to expeditiously close facilities and move operations while managing foreign regulations and other impediments; our ability to implement successfully information technology solutions throughout our organization; our ability to improve productivity and streamline operations; our ability to refinance short-term debt on terms acceptable to us, particularly given the uncertainties in the global credit markets; changes to our credit ratings; significant increases in the funding obligations related to our pension plans due to declining asset values or otherwise; the imposition of tax liabilities greater than our provisions for such matters; the risks inherent in our foreign operations and those factors listed in the company’s Annual Report on Form 10-K for 2009 filed with the Securities and Exchange Commission. Changes in such assumptions or factors could produce significantly different results. The information contained in this news release is as of the date indicated. The company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

NWL-EA

3 Glenlake Parkway | Atlanta, GA 30328 | Phone +1 (770) 418-7000 | www.newellrubbermaid.com | NYSE: NWL

Newell Rubbermaid Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in millions, except per share data)

Reconciliation of "As Reported" Results to "Normalized" Results

	Three Months Ended March 31,
	2010			2009			YOY % Change
	As Reported	Excluded Items (1)	Normalized	As Reported	Excluded Items (2)	Normalized
Net sales	$1,306.4	$—	$1,306.4	$1,203.9	$—	$1,203.9	8.5%
Cost of products sold	834.7	—	834.7	781.1	—	781.1

GROSS MARGIN	471.7	—	471.7	422.8	—	422.8	11.6%
% of sales	36.1%		36.1%	35.1%		35.1%

Selling, general & administrative expenses	325.6	—	325.6	311.5	—	311.5	4.5%
% of sales	24.9%		24.9%	25.9%		25.9%

Restructuring costs	16.0	(16.0)	—	30.5	(30.5)	—

OPERATING INCOME	130.1	16.0	146.1	80.8	30.5	111.3	31.3%
% of sales	10.0%		11.2%	6.7%		9.2%
Nonoperating expenses:
Interest expense, net	32.0	—	32.0	30.6	—	30.6
Other (income) expense, net	(0.3)	—	(0.3)	0.7	—	0.7

	31.7	—	31.7	31.3	—	31.3	1.3%

INCOME BEFORE INCOME TAXES	98.4	16.0	114.4	49.5	30.5	80.0	43.0%
% of sales	7.5%		8.8%	4.1%		6.6%

Income taxes	40.0	2.5	42.5	15.8	8.7	24.5	73.5%
Effective rate	40.7%		37.2%	31.9%		30.6%

NET INCOME (3)	$58.4	$13.5	$71.9	$33.7	$21.8	$55.5	29.5%

% of sales	4.5%		5.5%	2.8%		4.6%

EARNINGS PER SHARE:
Basic	$0.21	$0.05	$0.26	$0.12	$0.08	$0.20
Diluted	$0.19	$0.06	$0.25	$0.12	$0.08	$0.20
AVERAGE SHARES OUTSTANDING:
Basic	281.1		281.1	280.7		280.7
Diluted	307.8		282.9	280.7		280.7

(1)	Items excluded from "normalized" results for 2010 consist of $16.0 million of restructuring costs, including asset impairment charges and employee termination and other costs, and the associated tax effects, as well as the dilutive impact of the conversion feature of the convertible notes issued in March 2009 and the associated hedge transactions.

(2)	Items excluded from "normalized" results for 2009 consist of $30.5 million of restructuring costs, including asset impairment charges and employee termination and other costs, and the associated tax effects. The average price of the Company’s stock during the three months ended March 31, 2009 was less than $8.61 and, as a result, the conversion feature of the convertible notes and associated hedge transactions were not dilutive for the three months ended March 31, 2009.

(3)	Net income attributable to noncontrolling interests was not material in either of the periods presented.

Newell Rubbermaid Inc.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions)

	March 31, 2010	March 31, 2009
Assets:

Cash and cash equivalents	$253.0	$755.9
Accounts receivable, net	915.8	874.7
Inventories, net	728.6	927.5
Deferred income taxes	187.9	107.8
Prepaid expenses and other	151.5	142.2

Total Current Assets	2,236.8	2,808.1

Property, plant and equipment, net	550.2	606.9
Goodwill	2,730.1	2,672.9
Other intangible assets, net	642.8	637.0
Other assets	256.2	412.5

Total Assets	$6,416.1	$7,137.4

Liabilities and Stockholders' Equity:

Accounts payable	$501.3	$444.4
Accrued compensation	94.8	84.0
Other accrued liabilities	612.7	711.4
Short-term debt	—	8.1
Current portion of long-term debt	495.3	752.3

Total Current Liabilities	1,704.1	2,000.2

Long-term debt	2,013.4	2,679.0
Deferred income taxes	18.2	—
Other non-current liabilities	864.8	840.7

Stockholders' Equity—Parent	1,812.1	1,616.8
Stockholders' Equity—Noncontrolling Interests	3.5	0.7

Total Stockholders' Equity	1,815.6	1,617.5

Total Liabilities and Stockholders' Equity	$6,416.1	$7,137.4

Newell Rubbermaid Inc.

CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)

(in millions)

	Three Months Ended March 31,
	2010	2009
Operating Activities:
Net income	$58.4	$33.7
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	44.2	41.9
Deferred income taxes	21.3	(1.5)
Non-cash restructuring costs	0.9	4.6
Stock-based compensation expense	10.5	8.8
Other	9.0	3.2
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	(29.4)	77.1
Inventories	(46.1)	(29.9)
Accounts payable	71.1	(85.8)
Accrued liabilities and other	(110.5)	(63.3)

Net cash provided by (used in) operating activities	$29.4	$(11.2)

Investing Activities:
Acquisitions and acquisition related activity	$(1.5)	$(1.4)
Capital expenditures	(31.5)	(32.4)
Proceeds from sale of non-current assets	—	0.3

Net cash used in investing activities	$(33.0)	$(33.5)

Financing Activities:
Proceeds from issuance of debt, net of debt issuance costs	$1.4	$758.0
Proceeds from issuance of warrants	—	32.7
Purchase of call options	—	(69.0)
Payments on notes payable and debt	(2.9)	(132.5)
Cash dividends	(13.9)	(29.4)
Purchase of noncontrolling interest in consolidated subsidiary	—	(28.2)
Other, net	(2.9)	(4.0)

Net cash (used in) provided by financing activities	$(18.3)	$527.6

Currency rate effect on cash and cash equivalents	$(3.4)	$(2.4)

(Decrease) increase in cash and cash equivalents	$(25.3)	$480.5
Cash and cash equivalents at beginning of period	278.3	275.4

Cash and cash equivalents at end of period	$253.0	$755.9

Newell Rubbermaid Inc.

Financial Worksheet

(In Millions)

	2010					2009					Year-over-year changes
	Net Sales	Reconciliation (1)			Operating Margin	Net Sales	Reconciliation (1)			Operating Margin	Net Sales		Normalized OI
		Reported OI	Excluded Items	Normalized OI			Reported OI	Excluded Items	Normalized OI		$	%	$	%
Q1:
Home & Family	$556.9	$68.8	$—	$68.8	12.4%	$557.7	$60.3	$—	$60.3	10.8%	$(0.8)	(0.1)%	$8.5	14.1%
Office Products	351.6	47.3	—	47.3	13.5%	318.2	31.1	—	31.1	9.8%	33.4	10.5%	16.2	52.1%
Tools, Hardware & Commercial Products	397.9	51.6	—	51.6	13.0%	328.0	38.0	—	38.0	11.6%	69.9	21.3%	13.6	35.8%
Restructuring Costs	—	(16.0)	16.0	—		—	(30.5)	30.5	—
Corporate	—	(21.6)	—	(21.6)		—	(18.1)	—	(18.1)				(3.5)	(19.3)%

Total	$1,306.4	$130.1	$16.0	$146.1	11.2%	$1,203.9	$80.8	$30.5	$111.3	9.2%	$102.5	8.5%	$34.8	31.3%

(1)	Excluded items are related to restructuring charges.

Newell Rubbermaid Inc.

Calculation of Free Cash Flow (1)

	Three Months Ended March 31,
	2010	2009
Free Cash Flow (in millions):
Net cash provided by (used in) operating activities	$29.4	$(11.2)
Capital expenditures	(31.5)	(32.4)

Free Cash Flow	$(2.1)	$(43.6)

(1)	Free Cash Flow is defined as cash flow provided by (used in) operating activities less capital expenditures.

Newell Rubbermaid Inc.

Three Months Ended March 31, 2010

In Millions

Currency Analysis

	2010			2009	Year-Over-Year (Decrease) Increase		Currency Impact
	Sales as Reported	Currency Impact	Adjusted Sales	Sales as Reported	Excluding Currency	Including Currency
By Segment
Home & Family	$556.9	$(10.8)	$546.1	$557.7	(2.0)%	(0.1)%	1.9%
Office Products	351.6	(3.6)	348.0	318.2	9.4%	10.5%	1.1%
Tools, Hardware & Commercial Products	397.9	(15.2)	382.7	328.0	16.7%	21.3%	4.6%

Total Company	$1,306.4	$(29.6)	$1,276.8	$1,203.9	6.0%	8.5%	2.5%

By Geography
United States	$904.6	$—	$904.6	$861.3	5.0%	5.0%	—
Canada	78.0	(12.0)	66.0	61.5	7.3%	26.8%	19.5%

	982.6	(12.0)	970.6	922.8	5.2%	6.5%	1.3%

Europe, Middle East and Africa	188.8	(13.1)	175.7	159.6	10.1%	18.3%	8.2%
Latin America	55.7	4.0	59.7	53.7	11.2%	3.7%	(7.4)%
Asia Pacific	79.3	(8.5)	70.8	67.8	4.4%	17.0%	12.5%

Total Company	$1,306.4	$(29.6)	$1,276.8	$1,203.9	6.0%	8.5%	2.5%

Q1 2010 Earnings Call Presentation April 30, 2010

Newell Rubbermaid
Brands That Matter

Sharpie. IRWIN. Goody Rubbermaid GRACO Calphalon WATERMAN
LENOX Paper Mate LEVOLOR PARKER DYMO TC Aprica

Statements in this presentation that are not historical in nature constitute forward-looking statements. These forward-looking statements relate to information or assumptions about the effects of sales, income/(loss), earnings per share, operating income or gross margin improvements or declines, Project Acceleration, capital and other expenditures, cash flow, dividends, restructuring costs, costs and cost savings, inflation or deflation, particularly with respect to commodities such as oil and resin, debt ratings, and management's plans, projections and objectives for future operations and performance. These statements are accompanied by words such as
"anticipate," "expect," "project," "will," "believe," "estimate" and similar expressions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, our dependence on the strength of retail, commercial and industrial sectors of the economy in light of the global economic slowdown; currency fluctuations; competition with other manufacturers and distributors of consumer products; major retailers' strong bargaining power; changes in the prices of raw materials and sourced products and our ability to obtain raw materials and sourced products in a timely manner from suppliers; our ability to develop innovative new products and to develop, maintain and strengthen our end-user brands; our ability to expeditiously close facilities and move operations while managing foreign regulations and other impediments; our ability to implement successfully information technology solutions throughout our organization; our ability to improve productivity and streamline operations; our ability to refinance short-term debt on terms acceptable to us, particularly given uncertainties in the global credit markets; changes to our credit ratings; significant increases in the funding obligations related to our pension plans due to declining asset values or otherwise; the imposition of tax liabilities greater than our provisions for such matters; the risks inherent in our foreign operations and those factors listed in the company’s Annual Report on Form 10-K for 2009 filed with the Securities and Exchange Commission.
Changes in such assumptions or factors could produce significantly different results. The information contained in this presentation is as of the date indicated. The company assumes no obligation to update any forward-looking statements contained in this presentation as a result of new information or future events or developments.
Forward-Looking Statement

Newell Rubbermaid
Brands That Matter

Sharpie. IRWIN. Goody Rubbermaid GRACO Calphalon WATERMAN
LENOX Paper Mate LEVOLOR PARKER. DYMO TC Aprica

»
“Normalized” EPS of $0.25; significant improvement versus prior year quarter’s $0.20 and driven primarily by increases in core sales and expansion of gross margin
»
Net Sales increase of 8.5% included an increase in core sales of 7.2% and the positive impact of foreign currency of 2.5%, partially offset by the impact of last year’s product line exits of (1.2%)
»
Gross Margin expansion of 100 basis points to 36.1%
Year-over-year expansion fueled by productivity gains and improved product mix, which more than offset higher input costs, mainly resin
»
Operating Cash Flow of $29 million, compared to a use of $11 million last year, driven by increased earnings and working capital management
Q1 2010 Summary

Newell Rubbermaid
Brands That Matter

Sharpie IRWIN Goody Rubbermaid GRACO Calphalon WATERMAN
LENOX Paper Mate LEVOLOR PARKER DYMO TC Aprica

4 Q1 Sales: Percent Change by Segment H&F OP TH&C Total Core Sales < 1.5 > 13.0 16.7 7.2 Product Line Exits < 0.5 > < 3.6 > 0.0 <1.2> Currency Translation 1.9 1.1 4.6 2.5 Total <0.1> 10.5 21.3 8.5

Full Year 2010 Outlook
Outlook
[ 1 ]
Net Sales Growth Low to mid single digit growth
Core Sales Low to mid single digit growth
Product Line Exits -1% to -2%
Currency Translation Slightly negative
Gross Margin Expansion 75 to 100 basis points
"Normalized" EPS
[ 2 ] $1.38 to $1.48
Cash Flow from Operations >$500 million
Capital Expenditures $160 to $170 million
[ 1 ]  Reflects outlook communicated in Q1 2010 Earnings Release and Earnings Call
[ 2 ]  See reconciliation included in the Appendix

Appendix

Reconciliation: Q1 2010 and Q1 2009 “Normalized” EPS
Q1 2010 Q1 2009
Diluted earnings per share (as reported): $0.19 $0.12
Project Acceleration restructuring costs, net of
tax [ 1 ] $0.04 $0.08
Convertible notes dilution $0.02 $0.00
"Normalized" EPS: $0.25 $0.20
Totals may not foot due to rounding.
[ 1 ]  Restructuring costs include impairment charges, employee termination benefits and other costs associated with Project Acceleration, and the related tax effects.

Newell Rubbermaid
Brands That Matter

Sharpie. IRWIN. Goody Rubbermaid GRACO Calphalon WATERMAN
LENOX PaperMate LEVOLOR PARKER DYMO TC Aprica

NWL Convertible Note Dilution and Warrant
Model Including Reconciliation
Transaction Details
Aggregate Principal Amount ($Millions) $345 Shares Underlying 40.088
Maturity March 15, 2014 Warrant Strike Price $11.59
Conversion Price $8.61 Beginning Shares Outstanding 280
Note:  "In the money" warrants under the conversion feature of the convertible notes may be settled in cash, stock or a Shares Shares combination at NWL's election. The dilution impact Received Delivered on EPS in NWL's financial statements and in the from from
table below reflects the settlement of the conversion Average Shares Purchased Sold feature as if shares were used. Share Noteholders Call Warrants
Price Receive ¹ @ $8.61 @ $11.59 ²
A B C A+C % A+B+C %
Below Conversion Price Below $8.61 0 0 0 0 0
Between Conversion Price and Warrant Strike Price $8.61 0.00 0.00 0.00 0.0% 0.00 0.0%
At maturity, under purchased call NWL receives from $9.00 1.75 (1.75) 1.75 0.6% 0.00 0.0%
counterparties shares (or equivalent cash value) equal $10.00 5.59 (5.59) 5.59 2.0% 0.00 0.0%
to amounts delivered to noteholders. $11.00 8.72 (8.72) 8.72 3.1% 0.00 0.0%
$11.59 10.32 (10.32) 0.00 10.32 3.7% 0.00 0.0%
Above Warrant Strike Price $12.00 11.34 (11.34) 1.37 12.71 4.5% 1.37 0.5%
After maturity, NWL is responsible for delivering shares $13.00 13.55 (13.55) 4.35 17.90 6.4% 4.35 1.6%
(or equivalent cash value) to counterparties for the value above $14.00 15.45 (15.45) 6.90 22.35 8.0% 6.90 2.5%
the warrant strike price. $15.00 17.09 (17.09) 9.11 26.20 9.4% 9.11 3.3%
$17.00 19.79 (19.79) 12.76 32.55 11.6% 12.76 4.6%
$20.00 22.84 (22.84) 16.86 39.70 14.2% 16.86 6.0%
$21.00 23.66 (23.66) 17.96 41.62 14.9% 17.96 6.4%
$22.00 24.41 (24.41) 18.97 43.38 15.5% 18.97 6.8%
$23.00 25.09 (25.09) 19.89 44.98 16.1% 19.89 7.1%
$24.00 25.71 (25.71) 20.73 46.44 16.6% 20.73 7.4%
All shares stated in Millions $25.00 26.29 (26.29) 21.50 47.79 17.1% 21.50 7.7%
¹ [(Share Price - Conversion Price) * Shares Underlying] / Share Price * Represents dilution incurred upon settlement of convertible notes, purchased call and warrant.
² [(Share Price - Warrant Strike Price) * Shares Underlying] / Share Price
NWL Hedge
GAAP Accounting
"Economic" Dilution*
Maturity (Non-GAAP)
Dilution Before

Newell Rubbermaid
Brands That Matter

Sharpie. IRWIN. Goody Rubbermaid. GRACO Calphalon WATERMAN PARIS
LENOX PaperMate LEVOLOR PARKER. DYMO TC Aprica.

Reconciliation: Full Year 2010 Outlook for “Normalized”
EPS
FY 2010
Diluted earnings per share: $1.18 to $1.28
Project Acceleration restructuring costs, net
of tax [ 1 ] $0.15 to $0.25
Convertible notes dilution [ 2 ] TBD
"Normalized" EPS: $1.38 to $1.48
[ 1 ]  Restructuring costs include impairment charges, employee termination benefits and other costs associated with Project Acceleration, and the related tax effects.
[2]  No provision is made in the 2010 outlook for potential dilution from the conversion feature of the convertible notes issued in March 2009 and associated hedge transactions, as the amount of full year 2010 dilution is dependent on the average stock price in each quarter of 2010.  The conversion feature of the convertible notes and associated hedge transactions resulted in dilution of $0.02 per diluted share in the first quarter of 2010 and $0.06 per diluted share for the full year 2009.

Newell Rubbermaid
Brands That Matter

Sharpie. IRWIN. Goody. Rubbermaid. GRACO. Calphalon. WATERMAN
LENOX. Paper Mate. LEVOLOR. PARKER. DYMO. TC. Aprica.

Reconciliation: Q1 2010 and Q1 2009 Operating
Income to Operating Income Excluding Charges
Q1 2010 Q1 2009
Net Sales $1,306.4 $1,203.9
Operating Income (as reported) $130.1 $80.8
Project Acceleration Restructuring Costs [ 1 ] $16.0 $30.5
Operating Income (excluding charges) $146.1 $111.3
Operating Income (excluding charges), as a
Percent of Net Sales 11.2% 9.2%
[ 1 ]  Restructuring costs include impairment charges, employee termination benefits and other costs associated with Project Acceleration.
$ millions

Newell Rubbermaid
Brands That Matter

Sharpie IRWIN Goody Rubbermaid GRACO Calphalon WATERMAN
LENOX Paper Mate LEVOLOR PARKER DYMO TC Aprica

11 Reconciliation: Q1 2010 and Q1 2009 Free Cash Flow Q1 2010 Q1 2009 Cash Flow From Operations $29.4 ($11.2) Capital Expenditures (31.5) (32.4) Free Cash Flow ($2.1) ($43.6) $ millions